UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                                                Date of Report (Date of earliest event reported):    May 13, 2008
                                (May 8, 2008)

                           PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

       138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750
(Address of principal executive offices) (Zip Code)

                                 (740) 373-3155
(Registrant's telephone number, including area code)

                    Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF EDWARD G. SLOANE AS EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER; CAROL A. SCHNEEBERGER TO CONTINUE TO SERVE AS EXECUTIVE VICE PRESIDENT OF OPERATIONS FOLLOWING SUCCESSION

On May 8, 2008, Peoples Bancorp Inc. (“Peoples Bancorp”) issued a news release (the “May 8, 2008 Release”) announcing that on that date, the Boards of Directors of Peoples Bancorp and its subsidiary Peoples Bank, National Association (“Peoples Bank”), approved the appointment of Edward G. Sloane to the Executive Vice President position of Chief Financial Officer and Treasurer of Peoples Bancorp and Peoples Bank, effective May 21, 2008.  A copy of the May 8, 2008 Release is included with this Current Report on Form 8-K as Exhibit 99.1.

Mr. Sloane, who is 47, will become Peoples Bancorp’s principal financial officer effective with his first day of employment on May 21, 2008.  Since 2006, Mr. Sloane has been Senior Vice President of Strategic Planning and Analysis for WesBanco, Inc., a West Virginia bank holding company located in Wheeling, West Virginia.  From 1991 to 2006, Mr. Sloane served as Controller of WesBanco, Inc.  He has over 25 years of experience in the financial services industry in various roles of increasing responsibility in the accounting, finance, mergers and acquisitions, asset/liability management and strategic planning areas.  Mr. Sloane is also a Certified Public Accountant.

Mr. Sloane will succeed Carol A. Schneeberger, who has served as Peoples Bancorp’s and Peoples Bank’s Chief Financial Officer and Treasurer since April 2007, while also maintaining her duties as Executive Vice President of Operations.  Following Mr. Sloane’s assumption of his new positions with Peoples Bancorp and Peoples Bank, Ms. Schneeberger will continue her duties as Executive President of Operations for each of Peoples Bancorp and Peoples Bank.

No arrangement or understanding exists between Mr. Sloane and any other person pursuant to which Mr. Sloane was selected to be appointed as an executive officer of Peoples Bancorp and Peoples Bank.  Mr. Sloane does not have any family relationship with any member of Peoples Bancorp’s Board of Directors or any of Peoples Bancorp’s executive officers.

Neither Mr. Sloane nor any member of his immediate family has had any transactions with Peoples Bancorp or any of its subsidiaries since the beginning of Peoples Bancorp’s 2007 fiscal year which would require disclosure pursuant to Item 404(a) of SEC Regulation S-K.  However, Mr. Sloane and members of his immediate family may enter into banking transactions with Peoples Bank in the future in the ordinary course of business and in compliance with applicable federal and state laws.

COMPENSATION OF EDWARD G. SLOANE

Mr. Sloane will receive an annual base salary of $196,000.  Mr. Sloane will receive a minimum annual cash incentive of $30,000 to be paid in the first quarter of 2009 as part of Peoples Bancorp’s fiscal year-end incentive plan payments.  If Peoples Bancorp’s corporate results would provide a larger payout under the Peoples Bancorp Inc. Incentive Award Plan than $30,000, Mr. Sloane will be entitled to the larger payout.

Mr. Sloane will participate in the Peoples Bancorp Inc. Incentive Award Plan under which he may receive for 2008 performance a maximum cash payout of up to 70% of his annual base salary.  Mr. Sloane’s annual cash incentive for 2008 will be weighted 90% for the attainment of corporate financial goals and the remaining 10% based on the attainment of specific individual performance goals.  The Incentive Award Plan as well as the corporate cash incentive financial goals for 2008 are described in Peoples Bancorp’s Proxy Statement for the 2008 Annual Meeting of Shareholders, filed with the SEC on March 14, 2008, under the caption “Annual Cash Incentives” beginning on page 20.

Mr. Sloane will be eligible to participate in a year-end equity-based incentive program under the Peoples Bancorp Inc. 2006 Equity Plan (the “2006 Plan”) under which he may earn for 2008 performance up to a maximum economic value of equity-based awards of 40% of his base salary.

Mr. Sloane will participate in the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan, and the Peoples Bancorp Inc. Retirement Savings Plan, a 401(k) plan, on the same basis and subject to the same eligibility requirements as all other employees.  Mr. Sloane will also be eligible to participate in the employee benefit programs maintained by Peoples Bancorp, including life, medical and dental plans, on the same terms and subject to the same eligibility requirements as all other employees.

Mr. Sloane will be eligible to participate in Peoples Bancorp’s Executive Health Program for the executive officers and will have the use of a country club membership.  Peoples Bancorp will reimburse Mr. Sloane for his expenses in relocating to the Marietta, Ohio area and provide him with temporary housing for a period of 120 days.

GRANT OF RESTRICTED COMMON SHARES TO EDWARD G. SLOANE

On May 8, 2008, the Board of Directors of Peoples Bancorp approved the grant to Mr. Sloane of 2,000 restricted common shares (“Restricted Shares”) on June 2, 2008 (the first business day of the month following his employment date).  The Restricted Shares will be subject to the terms of the 2006 Plan as well as the terms and conditions prescribed by the Compensation Committee and evidenced in Mr. Sloane’s award agreement.  Generally, the restrictions on Mr. Sloane’s Restricted Shares will lapse and the Restricted Shares will become fully vested as to:  (a) 1,000 Restricted Shares on December 2, 2008; and (b) 1,000 Restricted Shares on December 2, 2009.  Mr. Sloane will have the right to vote the common shares underlying the Restricted Shares and will be entitled to receive dividends paid with respect to the underlying common shares.  For more information about the Restricted Shares to be granted to Mr. Sloane, please refer to the form of Peoples Bancorp Inc. 2006 Equity Plan Restricted Stock Award Agreement for employees included as Exhibit 10.29 to Peoples Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 9, 2007.

CHANGE IN CONTROL AGREEMENT WITH EDWARD G. SLOANE

On May 8, 2008, the Board of Directors of Peoples Bancorp authorized the execution on behalf of Peoples Bancorp, on or after May 21, 2008, of a change in control agreement with Mr. Sloane, which will be effective as of May 21, 2008, when Mr. Sloane becomes an executive officer of Peoples Bancorp.  The terms of Mr. Sloane’s change in control agreement will be the same as those in the change in control agreements which Peoples Bancorp has entered into with (i) Carol A. Schneeberger, the form of which was filed as Exhibit 10(e) to Peoples Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed on August 7, 2006; (ii) Deborah K. Hill and David T. Wesel, the forms of which were filed as Exhibits 10.1 and 10.2, respectively, to Peoples Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed on November 8, 2007; and (iii) Joseph S. Yazombek, the form of which was filed as Exhibit 10.25 to Peoples Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 29, 2008. Peoples Bancorp will enter into the change in control agreement with Mr. Sloane in order to provide further motivation to act in the best interests of the shareholders of Peoples Bancorp and to remain competitive in Peoples Bancorp’s executive compensation package.

The change in control agreement will provide that, if Mr. Sloane is terminated by Peoples Bancorp or its successors for any reason other than cause or by Mr. Sloane for good reason, within six months prior to or within 24 months after a defined change in control, Peoples Bancorp will provide the following benefits:  (i) a lump sum cash payment of two times the amount of Mr. Sloane’s base annual compensation, payable within 30 days following the termination date and (ii) continuing participation in life, medical and dental insurance for a period of one year substantially in the form and expense to Mr. Sloane as that received prior to the termination date.  Mr. Sloane’s base annual compensation for purposes of his change in control agreement will be the average annualized compensation paid by Peoples Bancorp which was includible in Mr. Sloane’s gross income prior to any deferred arrangements during the most recent five taxable years ending before the date of the change in control.

If Mr. Sloane receives a change in control benefit as previously described, he will be subject to a non-compete agreement for a period of one year, under which he will not be permitted to engage in the business of banking, or any other business in which Peoples Bancorp directly or indirectly engages during the term of Mr. Sloane’s agreement in the geographic market of Peoples Bancorp on the termination date.

Item 8.01 Other Events.

On May 9, 2008, Peoples issued a news release announcing the Board of Directors declared the first quarter cash dividend of $0.23.  A copy of the news release is included as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)           -           (c)           Not applicable.

(d)           Exhibits:

Exhibit No.                                                         Description

99.1	News Release issued by Peoples Bancorp Inc. on May 8, 2008
99.2	News Release issued by Peoples Bancorp Inc. on May 9, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PEOPLES BANCORP INC.

Dated: May 13, 2008	By:/s/	MARK F. BRADLEY
Mark F. Bradley
President and Chief Executive Officer

Peoples Bancorp Inc.
Current Report on Form 8-K
Dated May 13, 2008

INDEX TO EXHIBITS

Exhibit No.                                                        Description

99.1	News Release issued by Peoples Bancorp Inc. on May 8, 2008
99.2	News Release issued by Peoples Bancorp Inc. on May 9, 2008